Exhibit 10.3

LEASE AGREEMENT

PJM BLDG. II LLC, an Oregon limited liability company

(Landlord)

and

Eastside Distilling, LLC, an Oregon limited liability company

(Tenant)

Dated: July 17, 2014

TABLE OF CONTENTS

ARTICLE I: DEFINITIONS		1
1.1	Defined Terms	1

ARTICLE II: PREMISES LEASED		2
2.1	Premises	2

ARTICLE III: IMPROVEMENTS		3
3.1	Premises As-Is	3

ARTICLE IV: TERM; Early access; contingency		3
4.1	Term	3
4.2	Early Access	3
4.3	OLCC Contingency	3
4.4	Option to Extend	3

ARTICLE V: RENT		4
5.1	Base Rent	4
5.2	Abated Rent	5
5.3	Additional Rent	5
5.4	Late Payment	5
5.5	Security Deposit	5
5.6	Net Lease	6

ARTICLE VI: operating expenses AND PERSONAL PROPERTY TAXES		6
6.1	Operating Expenses	6
6.2	Real Property Taxes	6
6.3	Tenant’s Personal Property Taxes	7

ARTICLE VII: INSURANCE		7
7.1	Landlord's Insurance	7
7.2	Tenant’s Public Liability	7
7.3	Tenant’s Property and Other Insurance	7
7.4	Form of Insurance/Certificates	7
7.5	Tenant’s Failure	8
7.6	Waiver of Subrogation	8
7.7	Tenant’s Properties and Fixtures	8
7.8	Indemnification	8
7.9	Damage to Tenant’s Property	9

ARTICLE VIII: REPAIRS AND MAINTENANCE		9
8.1	Repairs and Maintenance	9
8.2	Utilities and Services	9
8.3	Non-liability of Landlord	9
8.4	Inspection of Premises	9

ARTICLE IX: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS		10
9.1	Fixtures and Personal Property	10
9.2	Tenant’s Work	10
9.3	Alterations	10
9.4	Liens	11

ARTICLE X: USE AND COMPLIANCE WITH LAWS		11
10.1	General Use and Compliance with Laws	11
10.2	Liquor Service	11
10.3	Hazardous Materials	12
10.4	Signs	13

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ARTICLE XI: DAMAGE AND DESTRUCTION		13
11.1	Reconstruction	13
11.2	Excessive Damage or Destruction	13
11.3	Uninsured Casualty	13
11.4	Mortgagee’s Right	14
11.5	Damage Near End of Term	14

ARTICLE XII: EMINENT DOMAIN		14

ARTICLE XIII: DEFAULT		14
13.1	Events of Default	14
13.2	Remedies	15
13.3	Landlord’s Default	16

ARTICLE XIV: ASSIGNMENT AND SUBLETTING		16
14.1	Prohibition	16
14.2	Scope	16
14.3	Waiver	17
14.4	Change in Control	17

ARTICLE XV: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION		17
15.1	Estoppel Certificates	17
15.2	Attornment	17
15.3	Subordination	17
15.4	Recording	17

ARTICLE XVI: MISCELLANEOUS		18
16.1	Notices	18
16.2	Successors Bound	18
16.3	Waiver	18
16.4	Subdivision and Easements	18
16.5	Accord and Satisfaction	18
16.6	Limitation of Landlord’s Liability	18
16.7	Survival	18
16.8	Attorneys’ Fees	19
16.9	Captions; Article Numbers; Construction	19
16.10	Severability	19
16.11	Applicable Law	19
16.12	Submission of Lease	19
16.13	Holding Over	19
16.14	No Nuisance	19
16.15	Broker; Agency Disclosure	19
16.16	Landlord’s Right to Perform	20
16.17	Assignment by Landlord	20
16.18	Entire Agreement	20
16.19	Financial Covenants	20
16.20	Consents	20
16.21	Exhibits	20
16.22	Time	20
16.23	Authority to Bind Landlord	21
16.24	Authority to Bind Tenant	21
16.25	Interpretation	21
16.26	Excused Delays	21
16.27	USA Patriot Act and Anti-Terrorism Laws	21
16.28	Amendment	22
16.29	Guaranty	22
16.30	Execution; Counterpart; Signature Transmitted	22
16.31	Effective Date	22

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LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) dated as of the Effective Date (defined in Section 16.31 below), is made by and between PJM Bldg. II LLC, an Oregon limited liability company (“Landlord”), and Eastside Distilling, LLC, an Oregon limited liability company (“Tenant”).

ARTICLE I: DEFINITIONS

1.1           Defined Terms. The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of the Lease.

(a)	Landlord:	PJM Bldg. II LLC

(b)	Landlord’s Address:	c/o Wyse Investment Services Co. 1501 SW Taylor Street, Suite 100 Portland, OR 97205 Telephone: (503) 294-0400 Facsimile: (503) 227-2507

	With a Copy to:	Ball Janik LLP 101 SW Main Street, Suite 1100 Portland, OR 97204 Attn: Bradley S. Miller Telephone: (503) 228-2525 Facsimile: (503) 295-1058

(c)	Landlord’s Address for payment of Rent	1501 SW Taylor Street, Suite 100 Portland, OR 97205

(d)	Tenant:	Eastside Distilling, LLC

(e)	Tenant’s Address:	1805 SE Martin Luther King Portland, OR 97214 Telephone: 503-926-7060 Email: steven@eastsidedistilling.com

(f)	Tenant’s Use:	Distillery and tasting room and related purposes and for no other purpose

(g)	Building:	That certain building located at 1805 SE Martin Luther King Blvd., Portland, OR 97214

(h)	Premises:	The entire Building, which contains approximately 27,958 square feet of first floor space, including approximately 2,500 square feet of office and tasting room space as well as 13,213 square feet of mezzanine space for a total of 41,171 square feet, along with the parking lot located north of the Building and surrounding landscaped, trash and loading areas, all as more particularly shown on Exhibit A and legally described on Exhibit A-l attached hereto.

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(i)	Term:	Commencing on November 1,2014 and expiring on October 31,2020, subject to Tenant’s Option to Extend the Term as provided in Section 4.4 below.

(j)	Base Rent:

Months	Monthly Installments

November 1, 2014 - January 31, 2015	$0.00
February 1, 2015 - April 30, 2015	$6,000.00
May 1, 2015 - October 31, 2015	$12,000.00
November 1, 2015 - October 31, 2016	$20,000.00
November 1, 2016 - October 31, 2017	$21,000.00
November 1, 2017 - October 31, 2018	$22,000.00
November 1, 2018 - October 31, 2019	$23,000.00
November 1, 2019 - October 31, 2020	$24,000.00

(k)	Security Deposit:	$48,000.00

(l)	Pre-Paid Rent:	$90,000.00 which shall be due and payable November 1, 2014, as set forth in Section 5.3 below

(m)	Guarantors:	Lenny Gotter, an individual Steven Earles, an individual

(n)	Address of Guarantors:	Lenny Gotter 5812 SE Bush Street Portland, OR 97206 Steven Earles 74068 College View Circle West Palm Desert, CA 92211

(o)	Broker(s):	NAI Norris, Beggs & Simpson, representing Landlord (“Landlord’s Broker”) CBRE, Inc., representing Tenant (“Tenant’s Broker”)

(p)	Exhibits:	Exhibit A:	Site Plan of Premises
		Exhibit A-1:	Legal Description
		Exhibit B:	Guaranty
		Exhibit C:	Tenant’s Work

ARTICLE II: PREMISES LEASED

2.1           Premises.

(a)          Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, the Premises.

(b)          The area of the Premises specified in Section 1.1 is approximate. Tenant is satisfied with such approximations and with Landlord’s measurement of the areas of the Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent, property manager or broker of Landlord has made any representation or warranty with respect to the Premises and that the Premises is leased in its “As-Is” condition existing at the time of execution of this Lease.

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ARTICLE III: IMPROVEMENTS

3.1           Premises As-ls. Tenant is familiar with the condition of the Premises and is leasing the Premises in its “As-ls” condition and Landlord shall have no obligations to make any improvements to the Premises.

ARTICLE IV: TERM; EARLY ACCESS; CONTINGENCY

4.1           Term. The Term shall commence on the Commencement Date, as set forth in Section 1.1 (i). The Term shall expire upon the date set forth in Section 1.1 (i), unless sooner terminated as hereinafter provided.

4.2           Early Access. Tenant shall have the right to occupy the Premises as of the mutual execution and delivery of this Lease by Landlord and Tenant and the payment of the Security Deposit as required herein. Such early access to the Premises by Tenant shall be solely for the purpose of performing Tenant’s Work (defined below) in accordance with the terms of this Lease, provided however, no construction may begin in the Premises until the OLCC Contingency (defined below) has been satisfied, deemed waived or waived in writing by Tenant in the Premises and such early access shall be subject to the following conditions: (i) prior to Tenant’s entry into the Premises, Tenant provides Landlord with proof that Tenant has the insurance that Tenant is required to maintain under this Lease, (ii) prior to Tenant’s entry into the Premises, Tenant provides Landlord with such evidence as reasonably required that Tenant has received all required governmental approvals to enter the Premises, (iii) prior to Tenant’s entry into the Premises, Tenant provides Landlord with contractor’s licenses, insurance and bonds for all contractors entering the Premises in connection with any work to be performed on by Tenant in the Premises, (iv) Tenant shall be responsible for paying all utilities and operating costs during such early access period and (v) all terms and conditions of this Lease shall be in full force and effect, except for Tenant’s obligation to pay Base Rent.

4.3           OLCC Contingency. Tenant’s obligations under this Lease are subject to Tenant securing a liquor license from the Oregon Liquor Control Commission (the “OLCC”) pertaining to the Premises (the “OLCC Contingency”). Tenant shall apply for a the necessary liquor license required by OLCC for Tenant’s Permitted Use immediately following the mutual execution of this Lease and thereafter use Tenant’s best efforts to obtain such liquor license as soon as practicable. If Tenant fails to obtain such liquor license by the date which is sixty (60) days after the Effective Date (the “Contingency Expiration Date”), Tenant may terminate this Lease by written notice to Landlord; provided if Tenant fails to so terminate this Lease on or before 5:00 pm on the Contingency Expiration Date, Tenant shall automatically be deemed to have waived the OLCC Contingency and this Lease shall remain in full force and effect. If Tenant terminates this Lease because it is unable to obtain the OLCC license, Landlord shall be entitled to retain Twenty-Four Thousand and No/100 Dollars ($24,000.00) of the Security Deposit, as the reasonable costs and fees incurred by Landlord hereunder, but will return the balance of the Security Deposit and any Pre-Paid Rent promptly within seven (7) days of Tenant’s written notice.

4.4           Option to Extend. Landlord hereby grants Tenant the right to extend the Term of the Lease for one (1) additional period of five (5) years (such extended period is hereinafter referred to as the “Extended Term”) on the same terms and conditions contained in the Lease, except that (i) Base Rent for the Extended Term shall be as set forth herein below, (ii) no additional options to extend shall apply following the expiration of the Extended Term, and (iii) Landlord shall have no obligation to make any improvements to the Premises or contribute any amounts therefor. Written notice of Tenant’s exercise of its option to extend (“Option to Extend”) the Term of this Lease for the Extended Term must be given to Landlord no more than twelve (12) months and no less than nine (9) months prior to the date the Term of the Lease would otherwise expire. If Tenant is in default under this Lease, Tenant shall have no Option to Extend the Term of this Lease until such default is cured within the cure period set forth in this Lease for such default, if any; provided, that the period of time within which said Option to Extend may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise said Option to Extend because of a default. In the event Tenant validly exercises its Option to Extend the Term of this Lease as herein provided, Base Rent shall be adjusted as of the commencement date of the Extended Term as follows (but in no event shall it be less than the Base Rent for the month immediately prior to the commencement of the Extended Term):

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(a)          Not later than six (6) months prior to the commencement of an Extended Term, Landlord shall provide Tenant with Landlord’s determination of the fair market Base Rent for such Extended Term, including periodic increases as dictated by the current market (“Landlord’s Determination of Base Rent for Extended Term”). Tenant shall provide notice to Landlord within ten (10) days after receipt of such notice from Landlord as to whether Tenant accepts Landlord’s Determination of Base Rent for Extended Term. In the event Tenant does not agree to Landlord’s Determination of Base Rent for the Extended Term, Landlord and Tenant shall attempt to agree upon Base Rent for the Premises for the Extended Term, such rent to be the fair market Base Rent, as defined in Subsection (c) below. If the parties are unable to agree upon the Base Rent for the Extended Term by the date three (3) months prior to the commencement of the Extended Term, then within ten (10) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full- time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set Base Rent for the Extended Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set Base Rent for the Extended Term. If each party shall have so appointed an appraiser, the two (2) appraisers shall meet promptly and attempt to set the Base Rent for the Extended Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two (2) appraisers are given to set Base Rent. If the two (2) appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days’ notice to the other party, may apply to the Arbitration Service of Portland for the selection of a third appraiser meeting the qualifications stated in this Section. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(b)          The fair market Base Rent shall be fixed by the appraisers) in accordance with the following procedure. Each party-appointed appraiser shall state, in writing, such appraiser’s determination of the fair market Base Rent supported by the reasons therefor and shall make counterpart copies for the other party-appointed appraiser and any neutral appraiser. The party-appointed appraisers shall arrange for a simultaneous exchange of their proposed fair market Base Rent determinations. The role of any neutral appraiser shall be to select whichever of the two (2) proposed determinations of fair market Base Rent most closely approximate the neutral appraiser’s own determination of fair market Base Rent. The neutral appraiser shall have no right to propose a middle ground or any modification of either of the two (2) proposed determinations of fair market Base Rent. The determination of fair market Base Rent the neutral appraiser chooses as that most closely approximating the neutral appraiser’s determination of the fair market Base Rent shall constitute the decision of the appraisers and shall be final and binding upon the parties. The appraisers shall have no power to modify the provisions of this Lease.

(c)          For purposes of the appraisal, the term “fair market Base Rent” shall mean the price that a ready and willing tenant would pay, as of the Extended Term commencement date, as a base rent to a ready and willing landlord of industrial premises comparable to the Premises, in terms of size, quality and comparable term, in their then-improved state (excluding the value of Tenant’s Work, other than any base building improvements), in the Portland, Oregon market, if such premises were exposed for lease on the open market for a reasonable period of time; including any rent increases over the Extended Term. In no event shall there be deducted from such fair market rental the value of any concessions, including without limitation, commission and/or “down time.”

(d)          Any neutral appraiser’s decision shall be made not later than thirty (30) days after the submission by the appraisers of their proposals with respect to the fair market Base Rent. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the neutral appraiser may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. Absent fraud, collusion or willful misconduct by the neutral appraiser, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The Option to Extend the Lease hereby granted is personal to the entity executing this Lease as tenant and is not transferable; in the event of any assignment or subletting under this Lease, the Option to Extend the Lease shall automatically terminate and shall thereafter be null and void.

ARTICLE V: RENT

5.1           Base Rent. The Base Rent (“Base Rent”) shall be as set forth in Section 1.1 (j). The Base Rent shall be paid in advance on the first day of each and every month during the Term to Landlord at the address set forth in Section 1.1(c) hereof or at such other place as Landlord may direct in writing, without any prior notice or demand therefor and without any abatement, deduction, offset, or setoff whatsoever. If the Term commences on any day other than the first day of a calendar month and/or ends on any day other than the last day of a calendar month, Base Rent for the fraction(s) of a month at the commencement and/or upon the expiration of the Term shall be prorated based upon the actual number of days in such fractional month(s).

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5.2           Abated Rent. As reflected in Section 1.1 (j), (a) Tenant shall have no obligation to pay monthly Base Rent for the first three (3) full months of the Term, commencing with the Commencement Date resulting in an abatement of monthly Base Rent in the amount of Twenty Thousand and No/100 Dollars ($20,000.00) per month and (b) Base Rent during the next three (3) full months of the Term shall be partially abated resulting in an abatement of monthly Base Rent in the amount of Fourteen Thousand and No/100 Dollars ($14,000.00) per month and (c) Base Rent during the next six (6) full months of the Term shall be partially abated resulting in an abatement of monthly Base Rent in the amount of Eight Thousand and No/100 Dollars ($8,000.00) per month (the “Abated Rent Period”) resulting in an aggregate abatement of monthly Base Rent in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). If this Lease is terminated during such Abated Rent Period, Tenant shall not be entitled to any such rent abatement after the date of termination nor shall Tenant be entitled to assert any right to rent abatement after such termination against any sums due Landlord. The rent abatement granted under this Section is solely for the benefit of the entity executing this Lease as tenant and is not transferable to any assignee or subtenant. In the event of a default by Tenant under the terms of this Lease which results in early termination pursuant to the provisions hereof, then as a part of the recovery to which Landlord shall be entitled shall be included a portion of such rent which was abated under the provisions of this Section, which portion shall be determined by multiplying the total amount of rent which was abated under this Section by a fraction, the numerator of which is the number of months remaining in the Term of the Lease at the time of such default and the denominator of which is the number of months during the Term of the Lease that Tenant is obligated to pay monthly Base Rent. Notwithstanding the foregoing, during the Abated Rent Period, Tenant shall pay all utilities and operating costs.

5.3           Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by the Tenant under this Lease other than Base Rent (all such sums being herein deemed “Additional Rent”), and whether or not the same are designated “Additional Rent” the same shall be payable in lawful money of the United States of America without deduction, set-off or abatement whatsoever. Any Additional Rent provided for in this Lease shall become due with the next monthly installment of Base Rent unless otherwise provided. The term “Rent”, as used in this Lease, shall refer collectively to “Base Rent” and “Additional Rent.” Prior to the Commencement Date, Tenant shall pay to Landlord the sum set forth in Section 1.1(1) for the Base Rent due under the Lease for the first twelve (12) after the Commencement Date.

5.4           Late Payment. If any payment of Rent is not received by Landlord within five (5) days after the same is due, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent in addition to the installment of Rent then owing, regardless of whether or not a notice of default has been given by Landlord. In addition, Tenant shall pay interest on such late payment and late charge from the due date of the late payment at an interest rate equal to twelve percent (12%), but in no event higher than the maximum rate permitted by applicable law (hereafter the “Default Rate”), until such amounts are paid. Landlord and Tenant recognize that the damages which Landlord will suffer as a result of Tenant’s failure to timely pay Rent are difficult or impracticable to ascertain, and agree that said interest and late charge are a reasonable approximation of the damages which Landlord will suffer in the event of Tenant’s late payment. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified. Acceptance by Landlord of any such interest and late charge shall not constitute a waiver of Tenant’s default with respect to said overdue amount, nor shall it prevent Landlord from exercising any other rights or remedies available to Landlord.

5.5           Security Deposit. Tenant will simultaneously with execution of this Lease, deposit with Landlord the sum specified in Section 1. l(k) of this Lease. This sum shall belong to Landlord and shall constitute partial consideration for the execution of this Lease. Landlord shall pay Tenant the remaining balance thereof, without any liability for interest thereon, within thirty (30) days after the expiration or prior termination of the Lease Term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under the terms of this Lease. Landlord shall be entitled to withdraw from the deposit the amount of any unpaid Base Rent, Additional Rent or other charges not paid to Landlord when due, and Tenant shall immediately re-deposit an amount equal to that so withdrawn within three (3) days of demand.

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5.6           Net Lease. It is the intention of the parties that the Rent herein specified shall be completely net to Landlord in each month during the term of this Lease so that this Lease shall yield to Landlord the net rent specified herein during the term of this Lease. Any amount and any obligation which is not expressly declared herein to be that of Landlord pertaining to the Premises shall be deemed to be the obligation of Tenant to be performed by, and at the expense of, Tenant. Except as otherwise specifically provided in this Lease, all costs, expenses, and obligations of every kind and nature whatsoever relating to the maintenance, repair, restoration, replacement and operation of the Premises during the term shall be paid or performed by Tenant. Tenant shall reimburse, indemnify, protect, defend and hold Landlord harmless from and against any and all claims, liabilities, costs, expenses and obligations which are to be paid or performed by Tenant hereunder.

ARTICLE VI: OPERATING EXPENSES AND PERSONAL PROPERTY TAXES

6.1           Operating Expenses. In addition to Base Rent and other sums payable by Tenant under this Lease, Tenant shall pay to Landlord, as Additional Rent, amounts for the Operating Expenses (defined below) for the Premises. Upon the Commencement Date, and thereafter prior to the commencement of each calendar year occurring wholly or partially within the Term or as soon as practical thereafter, Landlord shall estimate the annual amount of Operating Expenses payable by Tenant pursuant to this provision, and Tenant shall pay to Landlord on the first day of each month in advance, one twelfth (l/12th) of such estimated amount. In the event that during any calendar year of the Term, Landlord determines that the actual amount of Operating Expenses for such year will exceed the estimate, Landlord may revise such estimate by written notice to Tenant, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the revised estimate, an amount equal to the difference between the initial monthly estimate and the revised monthly estimate multiplied by the number of months expired during such calendar year and shall also pay an amount equal to the revised monthly estimate for the month of such payment. Subsequent installments shall be payable concurrently with the regular monthly Base Rent due for the balance of the calendar year and shall continue until the next calendar year’s estimate is rendered or Landlord next revises such estimate, whichever occurs sooner. Within one hundred twenty (120) days following the end of each year or a reasonable time thereafter, Landlord shall provide Tenant with a written statement of the actual total Operating Expenses for such year and there shall be an adjustment made to account for any difference between the amounts paid by Tenant and the actual amount of such Operating Expenses. If Tenant has overpaid, Landlord shall, provided Tenant is not in default hereunder, credit such overpayment to Tenant’s account. If Tenant has underpaid, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent with the next payment of Base Rent due under this Lease following delivery of written notice of said deficiency from Landlord to Tenant. Unless Tenant objects in writing regarding specific discrepancies in the Operating Expenses calculations for any calendar year within ninety (90) days after receipt of Landlord’s final calculations for such calendar year, Tenant shall be deemed to have approved the same and to have waived the right to object to such calculations. “Operating Expenses” means Real Property Taxes (defined below), Landlord’s insurance premiums set forth in Section 7.1 and Landlord’s total costs for roof replacement as set forth in Section 8.1 to the extent the cost of such roof replacement is amortized over the useful life of such capital item, in each case with interest on the unamortized balance at a rate of ten percent (10%) per annum. As part of Operating Expenses Tenant shall also pay a monthly property management fee equal to four percent (4%) of monthly Operating Expenses and Base Rent (during the Abated Rent Period, such fee shall be equal to four percent (4%) of monthly Base Rent as though Base Rent was Twenty Thousand and No/100 Dollars ($20,000.00) per month).

6.2           Real Property Taxes. For purposes of this Lease, “Real Property Taxes” shall consist of all real estate taxes and all other taxes relating to the Premises, all other taxes which may be levied in lieu of real estate taxes, all assessments, local improvement districts, assessment bonds, levies, fees and other governmental charges, including, but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Premises or become payable during the Term (or which become payable after the expiration or earlier termination hereof and are attributable in whole or in part to any period during the Term hereof), together with all costs and expenses incurred by Landlord in successfully contesting, resisting or appealing any such taxes, rates, duties, levies or assessments. “Real Property Taxes” shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay one hundred percent (100%) of the such tax or excise applicable to Tenant’s Rent as Additional Rent.

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6.3           Tenant's Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency,

any and all taxes and assessments levied upon all trade fixtures, inventories and other real or personal property placed or installed in and upon the Premises by Tenant. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Building is increased by the inclusion therein of a value placed upon such real or personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment.

ARTICLE VII: INSURANCE

7.1           Landlord's Insurance. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Building a policy or policies of property insurance (including, to the extent required, sprinkler leakage, vandalism and malicious mischief coverage), and any other endorsements required by the holder of any fee or leasehold mortgage and earthquake, and terrorism insurance to the extent Landlord reasonably deems prudent and/or to the extent required by any mortgagee. Landlord shall have the right, at its option, to keep and maintain in full force and effect during the Term such other insurance in such amounts and on such terms as Landlord and/or any mortgagees or the beneficiary of any first trust deed against the Building may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent Landlord would protect itself, including but not limited to rental abatement, rental interruption, earthquake, and terrorism insurance.

7.2           Tenant’s Public Liability. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, on an “occurrence” basis, a policy or policies of commercial liability insurance, written by a reputable insurance company authorized to do business in the State of Oregon in form and content acceptable to Landlord insuring Tenant’s activities with respect to the Premises and the Building for loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises in an amount of not less than Three Million Dollars and No/100 Dollars ($3,000,000.00) combined single limit or such larger amounts as may hereafter be reasonably requested by Landlord. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include independent contractor and contractual liability coverage (covering the indemnity contained in Section 7.8 hereof) and shall (a) name Landlord and the Landlord’s mortgagee under a mortgage or beneficiary under a deed of trust either having a lien against the Building (the “Lender”) as an additional insured; (b) contain a cross-liability provision and; (c) contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord.

7.3           Tenant’s Property and Other Insurance. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises, a policy or policies of standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant’s expense, and which is located in the Premises, including without limitation, furniture, fittings, installations, cabling, fixtures (other than the improvements installed by Landlord), and any other personal property, in the amount of not less than one hundred percent (100%) of the full replacement costs thereof. This insurance policy shall also insure direct or indirect loss of Tenant’s earning attributable to Tenant’s inability to use fully or obtain access to the Premises.

7.4           Form of Insurance/Certificates. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies licensed in the state in which the Building is located and holding a General Policy Holder’s Rating of “A” and a financial rating of “X” or better, as set forth in the most current issues of Best’s Insurance Guide and shall have deductibles of not more than Two Thousand Five Hundred and No/100 Dollars ($2,500.00). Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within ten (10) days prior to the expiration of each such policy, a certificate of insurance (or renewal thereof) issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto and, upon request by Landlord, a copy of each such policy of insurance. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage below the minimum amounts required by this Lease or required by any lender having an interest in the Building or otherwise be subject to modification except after thirty (30) days prior written notice to the parties named as insured in Section 7.2. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required hereunder by reason of co-insurance provisions or otherwise.

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7.5           Tenant’s Failure. If Tenant fails to maintain any insurance required in the Lease, Tenant shall be liable for any loss or cost resulting from said failure, and Landlord shall have the right to obtain such insurance on Tenant’s behalf and at Tenant’s sole expense. This Section 7.5 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other section of this Lease. If Landlord obtains any insurance which is the responsibility of Tenant to obtain under this Article VII, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall promptly remit said amount as Additional Rent to Landlord.

7.6           Waiver of Subrogation. Any all risk policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Building, the Premises or Tenant’s personal property therein shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for liability, injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the liability, injury or loss covered thereby.

7.7           Tenant’s Properties and Fixtures. Tenant assumes the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, except to the extent due to the gross negligence or willful misconduct of Landlord. Tenant shall not do or keep anything in or about the Premises which will in any way tend to increase insurance rates paid by Landlord and maintained with respect to the Premises unless Tenant pays directly to Landlord the increase cost of the premiums. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord. Tenant shall promptly comply with all reasonable requirements of the insurance underwriters and/or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Building.

7.8           Indemnification.

(a)          Tenant, as a material part of the consideration to be rendered to Landlord, hereby indemnifies and agrees to defend and hold Landlord, Landlord’s managing agent and Lender, and the Building harmless for, from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals arising from any injury to any person or persons or any damage to any property to the extent as a result of Tenant’s or Tenants’ officers, employees, agents, assignees, subtenants, concessionaires, licensees, contractors or invitees’ use, maintenance, occupation, operation or control of the Premises during the Term, or resulting from any breach or default in the performance of any obligation to be performed by Tenant hereunder or for which Tenant is responsible under the terms of the Lease or pursuant to any governmental or insurance requirement, or to the extent arising from any act, neglect, fault or omission of Tenant or any of Tenant’s officers, employees, agents, servants, subtenants, concessionaires, licensees, contractors or invitees, and (ii) from and against all reasonable legal costs and charges, including reasonable attorneys’ and other reasonable professional fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant, except and to the extent as may arise out of the gross negligence or willful misconduct of Landlord and/or its agents, employees or contractors.

(b)          In no event shall Landlord, its agents, employees and/or contractors be liable for any personal injury or death or property damage caused by other lessees or persons in or about the Building, as the case may be, or caused by public or quasi-public work, or for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

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(c)          Landlord hereby indemnifies and agrees to defend and hold Tenant and its agents and employees harmless for, from and against any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims, judgments or appeals in connection with loss of life, bodily injury, personal injury and/or damage to property of whatever kind or character occasioned wholly or in part by negligence or willful misconduct of Landlord, its agents, employees or contractors; provided, however, that Landlord shall not indemnify Tenant or its agents or employees from or in respect of any claim or matter to the extent resulting from the (y) negligence or willful misconduct of Tenant or any of its shareholders, directors, officers, agents, employees, clients, customers or invitees, or (z) breach or default by Tenant in the performance of its obligations under this Lease.

7.9           Damage to Tenant's Property. Except to the extent due to the gross negligence or willful misconduct of Landlord, Landlord, its agents, employees and/or contractors shall not be liable for (i) any damage to property entrusted to employees or security officers of the Building, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling substances or materials, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street, or subsurface or from any other place or resulting from dampness or any other cause, except to the extent Landlord receives consideration for such damage or injury from a third party. Neither Landlord nor its agents, employees or contractors shall be liable for interference with light or incorporeal hereditaments. Tenant shall give prompt notice to Landlord and appropriate emergency response officials if Tenant is or becomes aware of fire or accidents in the Building or of defects therein in the fixtures or equipment.

ARTICLE VIII: REPAIRS AND MAINTENANCE

8.1           Repairs and Maintenance. Landlord shall, at its sole cost and expense, maintain the structure of the Building and foundation of the Building in good condition and repair. Landlord shall also be responsible for any necessary replacement of the roof, as determined by Landlord in its reasonable discretion. Tenant shall, at its sole cost and expense, maintain in good condition and repair all portions of the Building (other than the structural portions of the Building and the foundation of the Building) and the Premises, including but not by way of limitation, the roof and roof membrane (excluding roof replacement), all interior walls, doors, ceiling, fixtures, furnishings, drapes, specialty lamps, light bulbs, starters and ballasts, subfloors, carpets and floor coverings, elevators and heating, ventilation, air-conditioning and other utility and mechanical systems within the Premises to the extent serving the Premises exclusively, in good repair and in a clean and safe condition, including replacement as necessary. Upon expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in the same condition as when leased, reasonable wear and tear and damage by fire or other casualty not required to be repaired by Tenant pursuant to this Lease excepted.

8.2           Utilities and Services. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, heat, electricity, power, telephone service, sewer service charges and other utilities or services charged or attributable to the Premises during the Term and during the early access period set forth in Section 4.2 above.

8.3           Non-liability of Landlord. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated or rebated by reason of (a) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Building; or (b) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises.

8.4           Inspection of Premises. Upon twenty-four (24) hours verbal notice (except in the case of an emergency, in such case, no prior notice is required) Landlord may enter the Premises to inspect the performance by Tenant of the terms and conditions hereof, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary or appropriate; provided, that Landlord shall use reasonable efforts not to interfere with Tenant’s business in exercise of Landlord’s rights hereunder. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss in, upon or about the Premises, arising from exercise by Landlord of its rights hereunder except as otherwise provided in Article XI hereof.

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ARTICLE IX: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

9.1           Fixtures and Personal Property. Tenant, at Tenant’s expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Premises, including, but not limited to, damage to drywall, doors, door frames and floors. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s sole expense. Said trade fixtures, equipment, personal property and furniture shall remain Tenant’s property and shall be maintained in good condition while on the Premises and removed by Tenant upon the expiration or earlier termination of the Lease. As a covenant which shall survive the expiration or earlier termination of the Lease, Tenant shall repair, at Tenant’s sole expense, or at Landlord's election, reimburse Landlord for the cost to repair all damage caused by the installation or removal of said trade fixtures, equipment, furniture, personal property or temporary improvements. If Tenant fails to remove the foregoing items prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without liability to Tenant for loss thereof, may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items. In the event any such fixtures, equipment, and/or furniture of Tenant are sold by Landlord, the proceeds of such sale shall be applied, first, to all expenses of Landlord incurred in connection with storage and sale; second, to any amounts owed by Tenant to Landlord under this Lease or otherwise, and, third, the remainder, if any, shall be paid to Tenant.

9.2           Tenant’s Work. Subject to the provisions of Section 9.3 below, Tenant may make the improvements to the Premises set forth on Exhibit C attached hereto (“Tenant’s Work”). Tenant shall be responsible for the finish and interior design of the Premises, at Tenant’s sole cost and expense. Tenant shall be responsible for all permitting fees and systems development charges in connection with Tenant’s use of the Premises and the performance of Tenant’s Work. Tenant shall perform all Tenant’s Work in the Premises in accordance with Section 9.3 below and all of Tenant’s Work shall be performed by licensed and bonded contractors.

9.3           Alterations. Tenant shall not make or allow to be made any material alterations, additions or improvements to the Premises (defined as alterations, additions or improvements costing in excess of One Thousand and No/100 Dollars ($1,000.00) individually or in the aggregate with respect to separate items relating to the same improvement or alteration or any alterations, additions or improvements that affect the structure or exterior of the Building or any building, mechanical, electrical or life safety system), either at the inception of the Lease (including Tenant’s Work) or subsequently during the Term, without obtaining the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion with respect to any alteration, addition or improvement that affects the structure or exterior of the Building or any building, mechanical, electrical or life safety systems. Tenant shall deliver to Landlord the contractor’s name, references and state license number, a certificate of liability insurance naming Landlord and Landlord’s manager and lenders) as an additional insured, as well as full and complete plans and specifications of all such alterations, additions or improvements, and any subsequent modifications or additions to such plans and specifications, and no proposed work shall be commenced or continued by Tenant until Landlord has received and given its written approval of each of the foregoing. Landlord shall either approve or disapprove any proposed alteration, addition or improvement on or before thirty (30) days following receipt of all of the foregoing items. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like. Further, Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s agents, employees and contractors and the Building harmless for, from and against any loss, damage, liability, claims, cost or expense, including attorneys’ fees and costs, incurred as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All alterations, telephone or telecommunications lines, cables, conduits and equipment and all other additions or improvements to the Premises made by Tenant shall remain the property of Tenant until termination of the Lease, at which time they shall, unless otherwise elected by Landlord by written notice to Tenant accompanying Landlord’s approval of such alterations, additions or improvement, be and become the property of Landlord. Landlord may, as a condition to approval of any such alterations, additions or improvements, require Tenant to remove any partitions, counters, railings, telephone and telecommunications lines, cables, conduits and equipment and/or other improvements installed by Tenant during the Term, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal. All repairs, alterations, additions and restorations by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with the plans and specifications approved by Landlord and in compliance with all applicable laws and ordinances, building codes, bylaws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Premises and as-built plans and specifications shall be provided to Landlord by Tenant upon completion of the work. If required by Landlord, Tenant shall secure at Tenant’s own cost and expense a completion and lien indemnity bond or other adequate security, including without limitation an indemnity agreement from Tenant’s parent in form and substance reasonably satisfactory to Landlord. Tenant shall reimburse Landlord for Landlord’s reasonable charges (including any professional fees incurred by Landlord and a reasonable administrative fee as established by Landlord from time to time) for reviewing and approving or disapproving plans and specifications for any proposed alterations, except Landlord shall not be reimbursed for reviewing and approving Tenant’s Work.

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9.4           Liens. Tenant shall promptly file and/or record, as applicable, all notices of completion provided for by law, and shall pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at the request of Landlord on behalf of Tenant, and shall keep the Premises free and clear of all mechanics’ and materialmen’s liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien is filed, Tenant shall cause same to be discharged of record within ten (10) days following written notice thereof, or if Tenant disputes the correctness or validity of any claim of lien, Landlord may, in its reasonable discretion, permit Tenant to post or provide security in a form and amount acceptable to Landlord to insure that title to the Building remains free from the lien claimed. If said lien is not timely discharged Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord, together with interest thereon at the Default Rate (as defined in Section 5.3 hereof), within five (5) days after notice is received from Landlord of the amount expended by Landlord.

ARTICLE X: USE AND COMPLIANCE WITH LAWS

10.1         General Use and Compliance with Laws. Tenant shall only use the Premises for Tenant’s business described in Section 1.1(f) above, and uses customarily incidental thereto and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant’s sole cost and expense, comply with applicable requirements of municipal, county, state, federal and other applicable governmental authorities now or hereafter in force pertaining to Tenant’s business operations, alterations and/or specific use of the Premises, and shall secure any necessary permits therefore and shall faithfully observe in the use of the Premises, applicable municipal, county, state, federal and other applicable governmental entities’ requirements which are now or which may hereafter be in force. Tenant, in Tenant’s use and occupancy of the Premises, shall not subject or permit the Premises to be used in any manner which would tend to damage any portion thereof, or which would increase the cost of any insurance paid by Landlord with respect thereto. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit a nuisance in, on or about the Premises.

10.2         Liquor Service. Tenant agrees to provide Landlord with a copy of the liquor license issued by the State of Oregon prior to the sale of any alcoholic beverages in the Premises, and to keep such license in full force and effect and to comply with all rules and regulations issued by the State of Oregon and any local authority regarding the sale of liquor on the Premises. Tenant shall carry at its own expense throughout the term of this Lease or any renewal thereof, and in addition to any other insurance policy or policies which Tenant shall be required to maintain by the terms of this Lease, liquor liability insurance in the amount of Three Million and No/100 Dollars ($3,000,000.00) covering the Premises and Tenant's use thereof, in companies and in a form satisfactory to Landlord, and to deposit a certificate of such policy or policies with Landlord prior to the date Tenant commences the sale of alcoholic beverages in the Premises. Such policy or policies shall name Landlord as an additional insured and shall bear endorsements to the effect that the insurer agrees to notify Landlord not less than thirty (30) days in advance of any modification or cancellation thereof. Should Tenant fail to obtain and/or maintain such liquor liability insurance, Landlord shall have the right, but not obligation, to: (i) terminate Tenant's right to sell alcohol from the Premises until such time as Tenant shall provide proof of the insurance required hereunder, or (ii) obtain such insurance on behalf of Tenant and Tenant shall reimburse Landlord for the cost of such policy or policies immediately upon Landlord's demand, plus an additional fifteen percent (15%) of such cost as a reimbursement for Landlord's administrative expense.

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10.3         Hazardous Materials.

(a)          Defined Terms.

(i)          “Hazardous Materials” means, among other things, any of the following, in any amount: (a) any petroleum or petroleum derived or derivative product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls and medical wastes; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation or court decisions now existing or hereafter existing as the same may be interpreted by government offices and agencies.

(ii)         “Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations or court decisions now existing or hereafter existing that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

(b)          Compliance with Hazardous Materials Laws. Tenant will not cause any Hazardous Material to be brought upon, kept, generated or used on the Premises in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law; provided, however, in no event shall Tenant allow any Hazardous Material to be brought upon, kept, generated or used on the Premises other than those Hazardous Materials for which Tenant has received Landlord’s prior written consent (other than small quantities of cleaning or other/industrial supplies as are customarily used by a tenant in the ordinary course in a general office facility). Tenant, at its sole cost and expense, will comply with (and obtain all permits required under) all Hazardous Materials Laws, groundwater wellhead protection laws, storm water management laws, fire protection provisions, and prudent industry practice relating to the presence, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Premises that Tenant brings upon, keeps, generates or uses on the Premises (including, without limitation, but subject to this Section 10.3, immediate remediation of any Hazardous Materials in, on, under or about the Premises that Tenant brings upon, keeps, generates or uses on the Premises in compliance with Hazardous Materials Laws) and in no event shall Tenant allow any liens or encumbrances pertaining to Tenant’s use of Hazardous Materials to attach to any portion of the Premises. On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Premises (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Premises. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Premises, nor enter into (or commence negotiations with respect to) any settlement agreement, consent decree or other compromise with respect to any claims relating to or in any way connected with Hazardous Materials in, on, under or about the Premises, without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord’s interest in the Premises. Landlord shall have the right from time to time to inspect the Premises to determine if Tenant is in compliance with this Section 10.3.

(c)          Notice of Actions. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Premises that result from or in any way relate to Tenant’s use of the Premises immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant’s use of the Premises. Upon Landlord’s written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and the generator of such Hazardous Materials and will not attribute responsibility for any such Hazardous Materials to Landlord or Landlord’s property manager.

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(d)          Disclosure and Warning Obligations. Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant’s use of the Premises are Tenant’s sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

(e)          Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord and Landlord’s agents, employees and contractors for, from and against any and all claims, liabilities, damages, losses, costs and expenses whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Premises (including water tables and atmosphere) that Tenant brings upon, keeps, generates or uses on the Premises. Tenant’s obligations under this Section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Premises; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Premises, and (d) consultants’ fees, experts’ fees and response costs. The Tenant’s obligations under this section survive the expiration or earlier termination of this Lease.

(f)          Hazardous Materials Representation by Landlord. Landlord represents to Tenant that, to its actual knowledge and except as Landlord has previously disclosed to Tenant, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises, except in accordance with Hazardous Materials Laws and prudent industry practices regarding construction of the Premises.

10.4         Signs. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Building, except as first approved by Landlord.

ARTICLE XI: DAMAGE AND DESTRUCTION

11.1         Reconstruction. If the Building is damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild it to substantially the condition in which it existed immediately prior to such damage or destruction. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Building which were initially provided at Landlord’s expense or as part of the original installation by Landlord for Tenant and the repair and/or restoration of other items within the Building shall be the obligation of the Tenant.

11.2         Excessive Damage or Destruction. If the Building is damaged or destroyed to the extent that it cannot within Landlord’s reasonable discretion, with reasonable diligence, be fully repaired or restored by Landlord within the earlier of (i) one hundred twenty (120) days after the date of the damage or destruction, or (ii) the expiration of the Term hereof, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days of the date of the damage or destruction. If Landlord does not terminate the Lease, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

11.3         Uninsured Casualty. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Section 7.1 hereinabove, Landlord may terminate this Lease by written notice to Tenant given within sixty (60) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 11.1 hereinabove.

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11.4         Mortgagee’s Right. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid.

11.5         Damage Near End of Term. Notwithstanding anything to the contrary contained in this Article

XI, in the event the Building is subject to excessive damage (as defined in Section 11.2) during the last twenty-four (24) months of the Term or any applicable extension periods, Landlord may elect to terminate this Lease by written notice to Tenant within thirty (30) days after the date of such damage.

ARTICLE XII: EMINENT DOMAIN

In the event the whole of the Premises and/or such part thereof as shall substantially interfere with Tenant’s use and occupation thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the event the whole of the Premises or such part thereof as shall substantially interfere with Landlord’s use and occupation thereof, or if any access points to adjoining streets, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or is sold in lieu of or to prevent such taking, then Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Except as provided below, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in the Premises. Nothing contained in this Article XII shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for Tenant’s moving expenses. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall promptly proceed to restore the Building to substantially their same condition prior to such partial taking less the portion thereof lost in such condemnation, and the Base Rent shall be proportionately reduced by the time during which, and the portion of the Premises which, Tenant shall have been deprived of possession on account of said taking and restoration.

ARTICLE XIII: DEFAULT

13.1         Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of the Tenant with or without notice from Landlord:

(a)          Tenant shall fail to pay on or before the due date any installment of Rent or other payment required pursuant to this Lease;

(b)          Tenant shall abandon the Premises, whether or not Tenant is in default of the Rent payments due under this Lease;

(c)          Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of Rent or other sums of money due hereunder, and such failure is not cured within ten (10) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if the nature of such cure is such that a longer cure period is necessary, Tenant shall only be in default if Tenant shall have failed to commence such cure within said ten (10) day period and thereafter to have diligently prosecuted such cure to completion;

(d)          Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such appointment or petition, if involuntary, is not dismissed within sixty (60) days of filing; or

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(e)          Tenant shall make an assignment for the benefit of creditors.

13.2        Remedies.

(a)          Upon the occurrence of any Event of Default set forth in this Lease, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) any unpaid rent which as been earned at the time of such termination plus interest at the rates contemplated by this Lease; plus (ii) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided plus interest at the rates contemplated by this Lease; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) the unamortized balance of the value of any free Rent, tenant improvement costs, commissions and any other monetary concessions provided to Tenant pursuant to this Lease, as amortized over the initial Term of this Lease; plus (v) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant’s failure to perform Tenant’s obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, costs to restore the Premises to good condition, to remodel, renovate or otherwise prepare the Premises, or portions thereof for a new tenant, leasing commissions, marketing expenses, attorneys’ fees, and free rent, moving allowances and other types of leasing concessions. As used in Subsections 13.2(a) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)          In the event of any such default by Tenant, Landlord shall also have the right with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.2(b) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(c)          In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord at its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

(d)          In the event that Landlord shall elect to so relet, the rents received by Landlord from such reletting shall be applied: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any costs of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such reletting during the month which is applied to the payment of Rent be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as is certain, any of the costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

(e)          All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

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(f)          In the event that during the term of this Lease, Tenant commits more than two (2) acts or omissions of default for which default notices are given by Landlord pursuant to this Article XIII (whether or not such defaults are cured by Tenant), Landlord may, at its option, elect to terminate this Lease. Landlord’s election to exercise its early termination rights shall be effective only upon written notice delivered to Tenant specifying Landlord’s election to cause an early termination of this Lease. Such early termination shall be in effect when such written notice is provided to Tenant. Landlord’s right of early termination shall be in addition to all other rights and remedies available to Landlord at law or in equity.

13.3         Landlord’s Default. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion. In no event shall Tenant have the remedy to terminate this Lease except upon final adjudication of competent jurisdiction authorizing such default. In no event shall Landlord be liable to Tenant or any person claiming through or under Tenant for consequential, exemplary or punitive damages.

ARTICLE XIV: ASSIGNMENT AND SUBLETTING

14.1         Prohibition. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign, or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld or delayed. Tenant shall at the time the Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant and Landlord shall have not less than twenty (20) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease, or (b) refuse such consent, or (c) elect to terminate this Lease, in the case of a proposed assignment, or elect to terminate the Lease with respect to the portion of the Premises proposed to be subleased, as applicable. In addition, as a condition to Landlord’s consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, sublessee or other transferee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder with respect to the assigned or subleased portion of the Premises. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Base Rent and Additional Rent hereunder. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment of subletting. Tenant’s sole remedy for Landlord’s refusal to consent to a proposed assignee or sublessee of Tenant will be an action or proceeding for specific performance, injunction or declaratory relief. Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in reviewing any proposed assignment or sublease.

14.2         Scope. The prohibition against assigning or subletting contained in this Article XIV shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

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14.3         Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee or failure of Landlord to take action against any assignee or sublease, Tenant hereby agrees that Landlord may, at its option, and upon not less than ten (10) days’ notice to Tenant, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

14.4         Change in Control. If Tenant is a partnership or limited liability company, a withdrawal of or change in general partners or members, in one or more transfers, owning more than a fifty percent (50%) interest in the partnership, shall constitute a voluntary assignment and shall be subject to the provisions of this Article XIV. If the Tenant is a corporation, a transfer of fifty percent (50%) or more of the corporation’s stock or assets in one or more transfers to a single party and/or its affiliates, or a change in the control of such company pursuant to a merger, consolidation, sale of assets or otherwise, shall be deemed for the purposes hereof to be an assignment of this Lease, and shall be subject to the provisions of this Article XIV.

ARTICLE XV: ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

15.1         Estoppel Certificates. Within ten (10) business days after request therefor by Landlord, or if on any sale, assignment or hypothecation by Landlord of Landlord’s interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant, Tenant shall deliver a certificate in such other form as requested by Landlord, to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant’s most recent payment of Rent, and that Tenant has no defenses or offsets outstanding, or stating those claimed by Tenant, and any other information reasonably requested by Landlord or such proposed mortgagee or purchaser. Tenant’s failure to deliver said statement within said period shall, at Landlord’s option be an Event of Default hereunder and shall in any event be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord’s performance and Tenant has no right to offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period’s Base Rent has been paid in advance.

15.2         Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Building, or any part thereof or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease; provided, that such purchaser recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Premises for so long as Tenant is not in default hereunder.

15.3         Subordination. The rights of Tenant hereunder are and shall be, at the election of any mortgagee or the beneficiary of a deed of trust encumbering the Building, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building, and to all advances made or hereafter to be made upon the security thereof. If requested, Tenant agrees to execute such documentation as may be required by Landlord or its lender to further effect the provisions of this Article.

15.4         Recording. Tenant covenants and agrees with Landlord that Tenant shall not record this Lease or any memorandum thereof without Landlord’s prior written consent Notwithstanding the provisions of Section 15.3, in the event that Landlord or its lender requires this Lease or a memorandum thereof to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at any time hereafter affect in whole or in part the Building and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Building, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, the Tenant covenants and agrees with Landlord that the Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto.

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ARTICLE XVI: MISCELLANEOUS

16.1         Notices. All notices between the parties relating to this Lease must be in writing and sent to the parties at the address set forth above. Any such notices must be sent either by (a) overnight delivery using a nationally-recognized courier (e.g., Fedex, Airborne Express or UPS) and delivery charges prepaid, in which case notice shall be effective one (1) business day after deposit with such courier, (b) facsimile, email, PDF file or other generally-recognized electronic means, in which case notice shall be effective upon transmission provided a copy of such electronic transmission is sent within one (1) day after electronic transmission by U.S. First Class mail and postage prepaid, or (c) personal delivery or mailed by U.S. certified mail and postage or equivalent charges prepaid, in which case notice shall be effective upon receipt provided that if any party refuses delivery, such notices shall be deemed given when mailed or, if made by personal delivery, upon delivery. Any notice sent by facsimile, email, PDF file or other electronic transmission after 5:00 p.m. local time where the Premises are located shall be effective the next business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received by Landlord. Tenant agrees to accept service of process for all matters related to this Lease at the Premises.

16.2         Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Whenever in this Lease a reference is made to Landlord, such reference shall be deemed to refer to the person in whom the interest of Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Building. Any successor or assignee of the Tenant who accepts an assignment of the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment without the prior written consent of Landlord pursuant to, or otherwise as provided in, Article XIV hereof.

16.3         Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

16.4         Subdivision and Easements. Landlord reserves the right to alter the boundaries of the Premises and grant easements on the Premises and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord’s request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s consent thereto.

16.5         Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

16.6         Limitation of Landlord’s Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, members, employees or shareholders of Landlord or its partners, and Tenant shall look solely to the Premises, and the rents and profits therefrom, for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers, members, employees or shareholders of Landlord or its partners or any of their personal assets for such satisfaction.

16.7         Survival. The obligations and liabilities of each party which are incurred or accrue prior to the expiration of this Lease or the termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

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16.8         Attorneys' Fees. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease or the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord and/or eviction of Tenant during the Term of this Lease, or after the expiration thereof, the substantially prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees and other court costs, both at trial and on appeal.

16.9         Captions; Article Numbers; Construction. The captions, article, paragraph and section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease. All references to “days” in this Lease shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which charter banks are open for business where the Premises are located.

16.10         Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.11         Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Building is located.

16.12         Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

16.13         Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord’s prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent owed during the final month of the Term of this Lease and otherwise upon the terms and conditions in the Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord’s prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a fair market monthly rent as agreed by Landlord and Tenant and otherwise upon the terms and conditions of this Lease, so far as applicable. The acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease and/or to remove all Tenant’s fixture and/or personal property pursuant to Section 9.1 hereof, Tenant shall indemnify and hold Landlord harmless for, from and against all claims, damages, loss or liability, including without limitation, any claim made by any succeeding tenant resulting from such failure to surrender by Tenant and any attorneys’ fees and costs incurred by Landlord with respect to any such claim.

16.14         No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance.

16.15         Broker; Agency Disclosure.

(a)          Each of Tenant and Landlord warrant that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent in connection with the negotiation of this Lease other than the Broker(s) identified in Section 1.l(m) (“Brokers”), and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder’s fee in connection with this Lease. Landlord shall pay Brokers a commission pursuant to separate agreements. Brokers shall be obligated to pay any co-brokers a portion of the commission received by such Broker. Each Tenant and Landlord agrees to indemnify the other and hold the other harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of such party’s discussions, negotiations and/or dealings with any real estate broker or agent This Section is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. No commissions) or finders fee(s) shall be paid to Tenant, employee(s) of Tenant or any unlicensed representative of Tenant.

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(b)          At the signing of this Lease the Landlord’s Broker represented (_X_) Landlord, (__) Tenant or (__) both Landlord and Tenant. At the signing of this Lease Tenant’s Broker represented (__) Landlord, (  X  ) Tenant or (__) both Landlord and Tenant.

16.16         Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder after notice from Landlord pursuant to Section 13.1 above, including without limitation, payment of Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the Default Rate, as Additional Rent.

16.17         Assignment by Landlord. In the event of a sale, conveyance, or other transfer by Landlord of the Building, or in the event of an assignment of this Lease by Landlord, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, express or implied, herein contained on the part of Landlord, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said release. In such event, Tenant agrees to look solely to the successor in interest of transferor. If any Security Deposit is given by Tenant to secure performance of Tenant’s covenants hereunder, Landlord may transfer such Security Deposit to any purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto. Notwithstanding anything in this Lease to the contrary, however, (i) in no event shall Landlord’s lender, who may have succeeded to the interest of Landlord by foreclosure, deed in lieu of foreclosure, or any other means, have any liability for any obligation of Landlord to protect, defend, indemnify or hold harmless Tenant or any other person or entity except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means, and (ii) such succeeding lender shall have no liability for any representations or warranties of the Landlord contained herein except for those matters arising from the lender’s breach of the terms of this Lease after the date of such foreclosure, deed in lieu of foreclosure or any other means.

16.18         Entire Agreement. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Building, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth.

16.19         Financial Covenants. At the request of Landlord’s lender or a potential lender or purchaser of the Building, Tenant shall provide such lender or purchaser with such financial statements as reasonably required by such lender or purchaser. In addition, Tenant shall provide Landlord with an annual copy of Tenant’s reviewed financial statements.

16.20         Consents. Whenever the approval or consent of Landlord or Tenant is required under the terms of this Lease, such consent shall not be unreasonably withheld or delayed unless a different standard of approval is specifically set forth in the particular Section containing that particular consent requirement.

16.21         Exhibits. Exhibits A, A-l, B and C are attached to this Lease after the signatures and by this reference incorporated herein.

16.22         Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

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16.23         Authority to Bind Landlord. The individuals signing this Lease on behalf of Landlord hereby represent and warrant that they are empowered and duly authorized to bind Landlord to this Lease.

16.24         Authority to Bind Tenant. The individuals signing this Lease on behalf of Tenant hereby represent and warrant that they are empowered and duly authorized to bind Tenant to this Lease. If Tenant is a corporation, limited liability company or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of tenant, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord’s request, tenant shall, prior to Landlord’s execution of this Lease, deliver to Landlord a copy of the appropriate resolution or consent, certified by an appropriate officer, partner or manager of Tenant, authorizing or ratifying the execution of this Lease.

16.25         Interpretation. The parties hereto specifically acknowledge and agree that the terms of this Lease have been mutually negotiated and the parties hereby specifically waive the rule or principle of contract construction which provides that any ambiguity in any term or provision of a contract will be interpreted or resolved against the party which drafted such term or provision.

16.26         Excused Delays. Except as otherwise set forth in this Section, neither party shall have liability to the other on account of the following acts (each of which is an “Excused Delay” and jointly all of which are “Excused Delays”)” which shall include: (a) the inability to fulfill, or delay in fulfilling, any obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance; (b) governmental regulation, moratorium, action, preemption or priorities or other controls; (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God beyond a party’s reasonable control. If this Lease specifies a time period for performance of an obligation of a party, that time period shall be extended by the period of any delay in the party’s performance caused by any of the events of Excused Delay described herein; provided, that notwithstanding anything to the contrary above, no payment of money (whether as Base Rent, Tenant’s Share of Operating Expenses, or any other payment due under this Lease) shall be postponed, delayed or forgiven by reason of any of the foregoing events of Excused Delay.

16.27         USA Patriot Act and Anti-Terrorism Laws.

(a)          Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24,2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of2001 (Public Law 107-56) (the “USA Patriot Act”).

(b)          Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti- Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order, (v) a person or entity that is named as a “specially designated national and blocked person” on the then- most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tl 1 sdn.pdf. or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

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(c)          At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section.

16.28         Amendment. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

16.29         Guaranty. Concurrently with the execution of the Lease, Tenant shall cause the Guarantors to deliver to Landlord a guaranty ("Guaranty") in the form attached hereto as Exhibit B.

16.30         Execution; Counterpart; Signature Transmitted. This Lease may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. Signatures transmitted by facsimile, PDF file or other form of electronic transmission and received by the other party shall be sufficient evidence of the execution hereof by the applicable signatory and such signatures shall be treated as originals. At the request of a party, the other party will confirm an electronically transmitted signature page by delivering an original signature page to the requesting party.

16.31         Effective Date. For all purposes of this Lease, the term “Effective Date” shall mean the last date upon which both Landlord and Tenant have executed and delivered this Lease.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

“Landlord”		“Tenant”

PJM BLDG. II LLC, an Oregon limited liability company By: Wyse Investment services Co Its: Managing Agent		EASTSIDE DISTILLNG, LCC, an Oregon limited liability company

By:		By:	/s/ Steven Earles	/s/ Lenny Gotter

Its:	Vice President	Its:	CEO	COO

Date:	7-17-14	Date:	7-17-14

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EXHIBIT A

SITE PLAN OF PREMISES AND PARKING

1805 SE MARTIN LUTHER KING JR. BLVD.

SE MILL ST.

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EXHIBIT A-l

LEGAL DESCRIPTION OF PREMISES

Lots 1-4 inclusive, and Lots 5-8 inclusive (except the east 20 feet in Martin Luther King Jr. Boulevard), Block 44, STEPHENS ADDITION, City of Portland, Multnomah County, Oregon.

Commonly known as 1805 SE Martin Luther King Jr. Boulevard, Portland, Oregon.

1

EXHIBIT B

GUARANTY

In consideration of the agreement of PJM BLDG. II LLC, an Oregon limited liability company (“Landlord”), to enter into a Lease dated July 17, 2014 (the “Lease"’) between Landlord and Eastside Distilling, LLC, an Oregon limited liability company (“Tenant”), pertaining to certain building located at 1805 SE Martin Luther King Blvd., Portland, OR 97214, the undersigned (“Guarantor”) hereby unconditionally and irrevocably guarantees the punctual payment of all Rent, as defined in the Lease, and all other payments required to be paid by Tenant under the Lease, and the prompt performance of all other obligations of Tenant under the Lease. If Guarantor consists of more than one person or entity, all liability of Guarantor hereunder shall be joint and several.

Guarantor shall be directly and primarily liable to Landlord for any amount due from Tenant under the Lease, without requiring that Landlord first proceed against Tenant, join Tenant in any proceeding brought to enforce this Guaranty, or exhaust any security held by Landlord. Guarantor agrees that Landlord may deal with Tenant in any manner in connection with the Lease without the knowledge or consent of Guarantor and without affecting Guarantor’s liability under this Guaranty. Without limiting the generality of the foregoing, Guarantor agrees that any renewal, extension of time, assignment of the Lease, amendment or modification to the Lease, delay or failure by Landlord in the enforcement of any right under the Lease, or compromise of the amount of any obligation or liability under the Lease made with or without the knowledge or consent of Guarantor shall not affect Guarantor’s liability under this Guaranty. Guarantor’s liability under this Guaranty is absolute and continuing and shall not be affected by (i) any bankruptcy, reorganization, insolvency or similar proceeding affecting Tenant, nor by any termination or disaffirmance of the Lease or any of Tenant’s obligations thereunder in connection with such proceeding, (ii) any lack of validity or enforceability of the Lease, (iii) any law, regulation order of any jurisdiction affecting any term of the Lease or any of Landlord’s rights with respect thereto, or (iv) any other circumstance which might otherwise constitute a defense, set-off or counterclaim applicable to the Lease. This Guaranty shall remain in full force and effect until the performance in full to Landlord’s satisfaction of all obligations of Tenant under the Lease.

Guarantor hereby waives any claim or other right now existing or hereafter acquired against Tenant that arises from the performance of Guarantor’s obligations under this Guaranty, including, without limitation, any rights of contribution, indemnity, subrogation, reimbursement or exoneration. Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against all claims, liabilities, losses and expenses, including legal fees, suffered or incurred by Landlord as a result of claims to avoid any payment received by Landlord from Tenant with respect to the obligations of Tenant under the Lease.

Guarantor hereby waives presentment, protest, notice of default, demand for payment, and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and agrees to pay unconditionally upon demand all amounts owed under the Lease. Guarantor further waives any setoff, defense or counterclaim that Tenant or Guarantor may have or claim to have against Landlord and the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

No failure or delay on the part of Landlord in the exercise of any power, right or privilege under this Guaranty or the Lease and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies existing under this Guaranty and the Lease are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

This Guaranty, and all obligations of any Guarantor hereunder, shall terminate upon payment in full of all guaranteed obligations. If, at any time, all or part of any payment of the guaranteed obligations theretofore made by any Guarantor or any other person is rescinded or otherwise must be returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Guarantor or any other person), this Guaranty shall continue to be effective or shall be reinstated as to the guaranteed obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

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If Landlord retains an attorney to enforce this Guaranty or to bring any action or any appeal in connection with this Guaranty, the Lease, or the collection of any payment under this Guaranty or the Lease, Landlord shall be entitled to recover its attorneys’ fees, costs, and disbursements in connection therewith, as determined by the court before which such action or appeal is heard, in addition to any other relief to which Landlord may be entitled. Any amount owing under this Guaranty shall bear interest from the date such amount was payable to Landlord to the date of repayment at a rate equal to the lesser of 15% and the maximum rate permitted by law.

Landlord shall have the unrestricted right to assign this Guaranty in connection with an assignment of the Lease without the consent of, or any other action required by, Guarantor. Each reference in this Guaranty to Landlord shall be deemed to include its successors and assigns, to whose benefit the provisions of this Guaranty shall also inure. Each reference in this Guaranty to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty. Within ten (10) days after delivery of written demand therefor from Landlord, Guarantor shall execute and deliver to Landlord a statement in writing certifying that this Guaranty is unmodified and in full force and effect, which statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the premises or property. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected.

GUARANTOR:

/s/ Lenny Gotter
Lenny Gotter, an individual

5812 SE Bush Street

Portland, OR 97206

Social Security No.: 387905825

Dated: 7-17-14

/s/ Steven Earles
Steven Earles, an individual

74068 College View Circle West

Palm Desert, CA 92211

Social Security No.: ###-##-####

Dated: 7-17-14

STATE OF OREGON	)
)ss.
County of MULTNOMAH	)

The instrument was acknowledged before me this 17th day of JULY, 2014 by Lenny Gotter.

/s/ Deborah L Bradley
Notary Public for Oregon
My Commission Expires 6-12-2017

STATE OF OREGON	)
)ss.
County of MULTNOMAH	)

The instrument was acknowledged before me this 17th day of JULY, 2014 by Steven Earles.

/s/ Deborah L Bradley
Notary Public for Oregon
My Commission Expires 6-12-2017

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EXHIBIT C

TENANT’S WORK

Tenant, at Tenant’s sole cost, election and expense shall complete the following, subject to Landlord prior approval as set forth in Section 9.3 of the Lease:

•	Separate and build out retail tasting room in the front of the building, to be approximately 1,000 - 2,000 square feet.
•	Tasting room may, at Tenant’s election, be constructed to have exposed ceiling and duct work, a sink, dishwasher hook up and access to restrooms.
•	Build out or modernize office space.
•	Build out production area and add fire rated separation walls.
•	Improve or add restrooms, including confirming an ADA restroom is available.
•	Saw cut a window into tasting room on northern exterior wall.
•	Replace western unusable grade door with windows or a glass roll up door.
•	Generally upgrade (clean, paint and repair) all of the Premises including the office and production space.
•	Create/construct a dock loading platform.
•	Upgrade lighting, if necessary.
•	Add penetrations in floor/ceiling to allow for operations.
•	Add floor drains.
•	Hazard room build-out.
•	Distribution of utilities (power, water, etc.).
•	If Tenant desires, Tenant may build out a roof top patio.
•	Fill in non-functional dock well on western wall.
•	Upgrade sprinklers if necessary.
•	Tenant shall also be responsible to construct ADA restrooms as required by the City of Portland, and it shall be the Tenant’s responsibilities to address any seismic issues based on their use and construction at the building.
•	Tenant shall install signage (to code).

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GUARANTY

In consideration of the agreement of PJM BLDG. II LLC, an Oregon limited liability company (“Landlord”), to enter into a Lease dated July 17, 2014 (the “Lease”) between Landlord and Eastside Distilling, LLC, an Oregon limited liability company (“Tenant”), pertaining to certain building located at 1805 SE Martin Luther King Blvd., Portland, OR 97214, the undersigned (“Guarantor”) hereby unconditionally and irrevocably guarantees the punctual payment of all Rent, as defined in the Lease, and all other payments required to be paid by Tenant under the Lease, and the prompt performance of all other obligations of Tenant under the Lease. If Guarantor consists of more than one person or entity, all liability of Guarantor hereunder shall be joint and several.

Guarantor shall be directly and primarily liable to Landlord for any amount due from Tenant under the Lease, without requiring that Landlord first proceed against Tenant, join Tenant in any proceeding brought to enforce this Guaranty, or exhaust any security held by Landlord. Guarantor agrees that Landlord may deal with Tenant in any manner in connection with the Lease without the knowledge or consent of Guarantor and without affecting Guarantor’s liability under this Guaranty. Without limiting the generality of the foregoing, Guarantor agrees that any renewal, extension of time, assignment of the Lease, amendment or modification to the Lease, delay or failure by Landlord in the enforcement of any right under the Lease, or compromise of the amount of any obligation or liability under the Lease made with or without the knowledge or consent of Guarantor shall not affect Guarantor’s liability under this Guaranty. Guarantor’s liability under this Guaranty is absolute and continuing and shall not be affected by (i) any bankruptcy, reorganization, insolvency or similar proceeding affecting Tenant, nor by any termination or disaffirmance of the Lease or any of Tenant’s obligations thereunder in connection with such proceeding, (ii) any lack of validity or enforceability of the Lease, (iii) any law, regulation order of any jurisdiction affecting any term of the Lease or any of Landlord’s rights with respect thereto, or (iv) any other circumstance which might otherwise constitute a defense, setoff or counterclaim applicable to the Lease. This Guaranty shall remain in full force and effect until the performance in full to Landlord’s satisfaction of all obligations of Tenant under the Lease.

Guarantor hereby waives any claim or other right now existing or hereafter acquired against Tenant that arises from the performance of Guarantor’s obligations under this Guaranty, including, without limitation, any rights of contribution, indemnity, subrogation, reimbursement or exoneration. Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against all claims, liabilities, losses and expenses, including legal fees, suffered or incurred by Landlord as a result of claims to avoid any payment received by Landlord from Tenant with respect to the obligations of Tenant under the Lease.

Guarantor hereby waives presentment, protest, notice of default, demand for payment, and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and agrees to pay unconditionally upon demand all amounts owed under the Lease. Guarantor further waives any setoff, defense or counterclaim that Tenant or Guarantor may have or claim to have against Landlord and the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

No failure or delay on the part of Landlord in the exercise of any power, right or privilege under this Guaranty or the Lease and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies existing under this Guaranty and the Lease are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

This Guaranty, and all obligations of any Guarantor hereunder, shall terminate upon payment in full of all guaranteed obligations. If, at any time, all or part of any payment of the guaranteed obligations theretofore made by any Guarantor or any other person is rescinded or otherwise must be returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Guarantor or any other person), this Guaranty shall continue to be effective or shall be reinstated as to the guaranteed obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

1

If Landlord retains an attorney to enforce this Guaranty or to bring any action or any appeal in connection with this Guaranty, the Lease, or the collection of any payment under this Guaranty or the Lease, Landlord shall be entitled to recover its attorneys’ fees, costs, and disbursements in connection therewith, as determined by the court before which such action or appeal is heard, in addition to any other relief to which Landlord may be entitled. Any amount owing under this Guaranty shall bear interest from the date such amount was payable to Landlord to the date of repayment at a rate equal to the lesser of 15% and the maximum rate permitted by law.

Landlord shall have the unrestricted right to assign this Guaranty in connection with an assignment of the Lease without the consent of, or any other action required by, Guarantor. Each reference in this Guaranty to Landlord shall be deemed to include its successors and assigns, to whose benefit the provisions of this Guaranty shall also inure. Each reference in this Guaranty to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty. Within ten (10) days after delivery of written demand therefor from Landlord, Guarantor shall execute and deliver to Landlord a statement in writing certifying that this Guaranty is unmodified and in full force and effect, which statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the premises or property. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected.

GUARANTOR:

/s/ Lenny Gotter
Lenny Gotter, an individual

5812 SE Bush Street

Portland, OR 97206

Social Security No.: 387905825

Dated: 7-17-14

/s/ Steven Earles
Steven Earles, an individual

74068 College View Circle West

Palm Desert, CA 92211

Social Security No.: ###-##-####

Dated: 7-17-14

STATE OF OREGON	)
)ss.
County of MULTNOMAH	)

The instrument was acknowledged before me this 17th day of JULY, 2014 by Lenny Gotter.

/s/ Deborah L Bradley
Notary Public for Oregon
My Commission Expires 6-12-2017

STATE OF OREGON	)
)ss.
County of MULTNOMAH	)

The instrument was acknowledged before me this 17th day of JULY, 2014 by Steven Earles.

/s/ Deborah L Bradley
Notary Public for Oregon
My Commission Expires 6-12-2017

2